EXHIBIT 99.1

FOR IMMEDIATE RELEASE

For more information, please contact:

Media Relations	Investor Relations
Lucy Millington	Karin Cellupica
978-614-8240	978-614-8615
lmillington@sonusnet.com	kcellupica@sonusnet.com

SONUS NETWORKS ANNOUNCES COMPANY RESTRUCTURING INITIATIVE

Westford, MA, December 11, 2008 - Sonus Networks, Inc. (Nasdaq: SONS), a market leader in IP communications infrastructure, today announced a company restructuring initiative to reduce its workforce by approximately 50 people, or 5% of employees worldwide, to facilitate ongoing business transformation and continued investment in high growth opportunities.

“We are right-sizing the business to align with market opportunities and improve speed and agility while managing our costs to position the Company for profitable growth,” commented Richard Nottenburg, president and CEO of Sonus Networks.  “We will continue to invest in those high growth opportunities which return the greatest value to all our stakeholders and we are committed to generating solid financial returns for our shareholders, building category leadership and delivering innovative, market-leading technology to our customers.”

The Company expects to incur restructuring charges for severance and related costs of approximately $850,000 to $950,000 on a pre-tax basis in the fourth quarter of fiscal 2008 in connection with this action and anticipates annual compensation-related cash savings of approximately $5 million to $6 million as a result of these reductions.

While Sonus is eliminating jobs in some areas of the business, it continues to hire for select positions in some geographies to support business plans.  Additionally, the Company will continue to monitor and respond to the macroeconomic environment and may initiate further restructuring plans in the future.

The actions related to this restructuring initiative are expected to be completed in the fourth quarter of 2008.

About Sonus Networks

Sonus Networks, Inc. is a market leader in IP communications infrastructure for wireline and wireless service providers. With its comprehensive IP Multimedia Subsystem (IMS) solution, Sonus addresses the full range of carrier applications, including residential and business voice services, wireless voice and multimedia, trunking and tandem switching, carrier interconnection and enhanced services. Sonus’ voice infrastructure solutions are deployed in service provider networks worldwide. Founded in 1997, Sonus is headquartered in Westford, Massachusetts. Additional information on Sonus is available at http://www.sonusnet.com.

This release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  Readers are referred to Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2007 and all subsequent Quarterly Reports on Form 10-Q, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  Risk factors include among others: the Company’s ability to align its cost structure with market conditions, the impact of material weaknesses in our disclosure controls and procedures and our internal control over financial reporting on our ability to report our financial results timely and accurately; the unpredictability of our quarterly financial results; risks and uncertainties associated with the Company’s restatement of its historical stock option granting practices and accounting including regulatory actions; actions that may be taken by significant shareholders; risks associated with our international expansion; and the impact the current global financial market conditions may have on the telecommunications industry. Any forward-looking statements represent Sonus’ views only as of today and should not be relied upon as representing Sonus’ views as of any subsequent date. While Sonus may elect to update forward-looking statements at some point, Sonus specifically disclaims any obligation to do so, except as required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.